UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, MD 20878
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	RNAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 2, 2024, Cartesian Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). The closing of the Private Placement is expected to occur on July 3, 2024 (the “Closing Date”).

Pursuant to the Purchase Agreement, the Purchasers have agreed to purchase an aggregate of 3,563,247 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price per share of $20.00, and 2,937,903 shares (the “Preferred Shares”) of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), at a price per share of $20.00, for an aggregate purchase price of approximately $130.0 million. Each Preferred Share is convertible into one share of the Company’s Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Shares are set forth in the Certificate of Designation (as defined below). See Item 5.03 for further information regarding the Preferred Shares and the Certificate of Designation.

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing. Pursuant to the Purchase Agreement, the Company has agreed to submit to its stockholders the approval of the conversion of the Preferred Shares into shares of Common Stock in accordance with Nasdaq Stock Market Rules (the “Conversion Proposal”) at a special meeting of stockholders, which will be held no later than October 31, 2024.

Also on July 2, 2024, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that the Company will register the resale of the shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement and the shares of Common Stock issuable upon conversion of the Preferred Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission no later than the 30th calendar day following the Closing Date and to use its commercially reasonable efforts to have the registration statement declared effective within 90 days after the Closing Date, subject to certain exceptions and specified penalties if timely effectiveness is not achieved.

The Company has also agreed to, among other things, indemnify the Purchasers, their officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees of each of them under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The securities to be issued and sold to the Purchasers under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company has engaged Leerink Partners LLC, TD Securities (USA) LLC, and Needham & Company, LLC as placement agents for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The foregoing summary of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

As of June 26, 2024, the Company had 17,816,238 shares of Common Stock issued and outstanding. Following the closing of the Private Placement, the Company expects to have 21,379,485 shares of Common Stock issued and outstanding and 24,317,388 shares of Common Stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the Series B Preferred Stock as of the Closing Date, without regard to beneficial ownership limitations that may limit the ability of certain holders of Series B Preferred Stock to convert such shares to Common Stock at such time.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2024, the Board of Directors (the “Board”) of the Company appointed Kemal Malik, MBBS as a Class II director, and fixed the size of the Board at nine directors. Dr. Malik has been appointed to serve until the Company’s annual meeting of stockholders to be held in 2027 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Dr. Malik initially will serve on the Compensation Committee and the Science, IP and Quality Committee of the Board.

Dr. Malik, age 61 has served on the board of directors of Syncona Ltd. since June 2020. Dr. Malik previously served on the board of directors of Acceleron Pharma Inc. until its acquisition by Merck Sharp & Dohme Corp. in 2021. From February 2014 to December 2019, Dr. Malik served on the Board of Management of Bayer AG and was responsible for Innovation and the Asia/Pacific Regions. Dr. Malik joined Bayer in 1995 as Head of Metabolism and Oncology Europe in the then Pharmaceuticals Business Group. He subsequently served as Head of Global Medical Development before being appointed Head of Global Development and a member of the Executive Committee of Bayer Healthcare AG until his appointment to the Board of Management of Bayer AG. Dr. Malik received his Bachelor of Medicine, Bachelor of Surgery from the University of London.

Dr. Malik is eligible to participate in the Company’s Non-Employee Director Compensation Plan, which provides for (i) annual retainers of $40,000 for his Board service, $6,000 for his Compensation Committee service, and $6,000 for his Science, IP and Quality Committee service, (ii) an initial award of an option (the “Option”) to purchase 7,600 shares of Common Stock, and (iii) an initial award of restricted stock units (the “RSUs”) that may be settled for 5,933 shares of Common Stock. The Option has an exercise price equal to $24.27 per share, the fair market value of a share of the Common Stock on the date of grant. The Option will vest and become exercisable in 36 substantially equal monthly installments following the date of grant and the RSUs will vest and become exercisable in three substantially equal annual installments following the date of grant, in each case subject to Dr. Malik’s continued service on the Board through each such vesting date. Dr. Malik has also entered into the Company’s standard indemnification agreement for directors and officers.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the Private Placement. The Certificate of Designation provides for the designation of shares of the Series B Preferred Stock.

Holders of shares of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the Certificate of Designation, or (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock. The Series B Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following stockholder approval of the Conversion Proposal, each share of Series B Preferred Stock will automatically convert into one share of Common Stock, subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion; provided, however, that such beneficial ownership limitation does not apply to TAS Partners LLC or any of its affiliates.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 2, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On July 2, 2024, the Company issued a press release announcing positive topline data from its Phase 2b trial of Descartes-08 in patients with myasthenia gravis. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company will host a conference call to discuss the Phase 2b data on July 2, 2024 at 8:00 a.m., Eastern Time, and a live audio webcast of the call will be available through the Events & Presentations section of the Company’s website.

The information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor, shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On July 2, 2024, the Company announced positive topline data from its Phase 2b trial of Descartes-08 in patients with myasthenia gravis. A copy of the slide presentation regarding the data is attached hereto as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock

10.1	Securities Purchase Agreement, dated as of July 2, 2024, by and between Cartesian Therapeutics, Inc. and each purchaser identified on Annex A thereto

10.2	Form of Registration Rights Agreement

99.1	Press Release of Cartesian Therapeutics, Inc., dated July 2, 2024

99.2	Press Release of Cartesian Therapeutics, Inc., dated July 2, 2024

99.3	Cartesian Therapeutics, Inc. Phase 2b Data Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2024	CARTESIAN THERAPEUTICS, INC.

	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer